UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934




                    ENERGY CONVERSION DEVICES, INC.
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         (Exact name of registrant as specified in its charter)

         Delaware                                          38-1749884
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(state of incorporation or organization)    (I.R.S. Employer Identification No.)

1675 West Maple Road, Troy, Michigan                                  48084
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(Address of principal executive offices)                            (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [x]

Securities Act registration file number to which this form relates:  333-50749
(if applicable)                                                    -------------

Securities to be registered pursuant to Section 12(b) of the Act:

                                  None
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                             Title of Class

Securities to be registered pursuant to Section 12(g) of the Act:

     Warrant                                         Nasdaq National Market
-------------------------                        -------------------------------
Title of each class to                           Name of each exchange on which
be so registere                                  each class is to be registered


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



Item 1.    Description of Registrant's Securities to be Registered.

           This Registration Statement relates to the registration with the Securities and Exchange Commission of 1,750,000 warrants underlying 1,750,000 units (the "Warrants") of the Registrant. The information required by this Item is included under the captions "Description of Warrants" (page 11) of the Prospectus included as part of the Registrant's Statement on Form S-3, Registration No. 333-50749, as initially filed on April 22, 1998, and thereafter amended, which is incorporated herein by reference.

Item 2.    Exhibits.

2 (a) Form of Warrant Agreement and Warrant (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-3 (Registration No. 333-50749).



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


                               SIGNATURE


           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




Date: June 18, 1999            By:  /s/ Nancy  M. Bacon
                                  ---------------------------------
                                  Name:  Nancy M. Bacon
                                  Title: Senior Vice President


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